Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-56257 and 333-126445 on Form S-8 of Bernard Chaus, Inc. of our report dated September 23, 2009, relating to the consolidated financial statements and financial statement schedule appearing in this Annual Report on Form 10-K of Bernard Chaus, Inc. for the year ended June 30, 2009.

/s/ MHM Mahoney Cohen CPAs
(The New York Practice of Mayer Hoffman McCann P.C.)
New York, New York
September 23, 2009